Exhibit 99.2

One of the benefits we value most is the heartfelt connection our customers feel to Coldwater Creek.

Her friendship and trust are at the core of everything we do – which is why personal service has always been our first priority.

Our top customers have so clearly demonstrated their loyalty to us, we would like to return the favor by creating an entirely new level of service and benefits….. just for her.

We call it onecreek

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How we do it

Very high name capture rate at Retail

Large data warehouse with transactional data

Analysis of customer segments to determine top customers that qualify for onecreek.

12 month buyers 4.5M

onecreek initial Members 250,000

3

Demographics

onecreek average Household income is $93K compared to $83K for average Coldwater Creek customers onecreek customers shop approximately 3 times more frequently than an average Coldwater Creek customer onecreek customers spend approximately 4 times more than an average Coldwater Creek customer

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Where is she?

onecreek Members

5

A Look at One Market

Manhattan

Active file

6

A Look at One Market

Manhattan

onecreek Members

7

A Look at One Market

Manhattan

Active file onecreek members

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Program Benefits

Unparalleled VIP service whenever she is with us … including sneak peeks at upcoming trends and previews of our newest arrivals

Top-tier onecreek specialists who can find exactly what she wants

Her very own onecreek Personal Shopper at her favorite Coldwater Creek store

Exclusive onecreek savings offers

Extra-personal onecreek attention to every package we send

Free onecreek return shipping

A special onecreek present to help celebrate her birthday!

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Feedback

Feedback in our two test districts has been overwhelmingly positive!

“Nice touch, thank you so much, really appreciate that you took the time to hand write the thank you.”

onecreek Customer from store at Texarkana Pavilion in Texarkana, TX

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Appendix

Total onecreek Metrics

onecreek members account for top 5% of active file and for 19% of Gross Dollars Retention Rate approximately 86%

onecreek members 12 month buyers

Average Transaction $122 $92

12 month Gross Dollars/Household $878 $226

Average frequency 7.2 2.5

Manhattan onecreek Metrics (1,204 households)

onecreek members 12 month buyers

Average Transaction $126 $108

12 month Gross Dollars/Household $1,945 $461

Average frequency 15.5 4.3

Corporate Retail Point-of-Sale name capture rate 89%

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Thank you

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